CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Pizza Inn, Inc. ("the Company") on Form 10-Q for the three months and nine months ended March 28, 2004 as filed with Securities and Exchange Commission on the date hereof ("the Report"), I, Ronald W. Parker, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.     I  have  reviewed  this  quarterly  report  on  Form 10-Q of the Company;

3. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

4. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

A signed original of this written statement required by Section 906 has been provided to Pizza Inn, Inc. and will be retained by Pizza Inn, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

    May 12, 2004                                             /s/Ronald W. Parker
                                                                Ronald W. Parker
                                           President and Chief Executive Officer